UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2008

RINO International Corporation
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(Exact name of Registrant as specified in charter)

Nevada	0 - 52549	41 - 1508112
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

11 Youquan Road, Zhanqian Street, Jinzhou District, Dalian,
People’s Republic of China 116100
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (011)-86-411-87661222

Jade Mountain Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective May 9, 2008, Jade Mountain Corporation (the “Company” or “We”) changed its original name to “RINO International Corporation.” The board approved the changed name and deemed it better reflect the direction and business of the Company.

The name change is completed in connection with a merger pursuant to Section 92A.180 of the Nevada Revised Statutes, according to which, the merger is in the form that the Company’s wholly-owned subsidiary, China RINO, Inc., a corporation incorporated under the laws of the State of Nevada on March 21, 2008, merged into the Company itself, having the Company as the surviving corporation. Therefore, no shareholder approval for the merger and the related name change from either the parent or the subsidiary company is required. The change to the Company’s name is reflected in the Articles of Merger attached herein, filed on April 28, 2008 with the State of Nevada.

Item 8.01 Other Events

We anticipate the name change to become effective with NASDAQ's Over-the-Counter Bulletin Board at the opening for trading by May 15, 2008, under a new stock symbol that will be assigned to the Company. Our new CUSIP number is 766883 102.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description

Exhibit 3.1	Articles of Merger filed with the Secretary of State of Nevada on April 28, 2008.
Exhibit 99.1	Press Release dated May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2008

(Registrant)
RINO International Corporation
By: /s/ Zou Dejun
Zou Dejun
Chief Executive Officer